UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

November 22, 2011

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 22, 2011, the Board of Directors (the “Board”) of China Recycling Energy Corporation (the “Company”) approved the issuance of 2,941,176 shares of the Company’s Common Stock to Xueyi Dong, a Chinese citizen, pursuant to the Biomass Power Generation Asset Transfer Agreement (the “Transfer Agreement”) between Xi’an TCH Energy Technology Co., Ltd  (“Xi’an TCH”), a wholly owned subsidiary of the Company and Mr. Dong, dated June 29, 2010, disclosed in the Form 8-K filed on July 6, 2010.

The issuance of shares to Mr. Dong is a part of the consideration, which is equivalent to 80 million RMB at $ 4 per share with an exchange rate of $1: 6.8 RMB, for the transfer of a set of 12,000 KW biomass power generation systems by Mr. Dong to Xi’an TCH in 2010, pursuant to the Transfer Agreement.  These shares have piggy back registration rights and are subject to a one year lock-up period.

The issuance of shares to Mr. Dong is made in reliance on the exemptions from registration provided by (i) Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act")  as a transaction by an issuer not involving any public offering and (ii) Regulation S under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: November 28, 2011	/s/ David Chong
David Chong, Chief Financial Officer